UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2009

PCMT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211	98-0511645
(Commission File Number)	(IRS Employer Identification No.)

4 Nafcha Street
Jerusalem, Israel 95508
(Address of Principal Executive Offices, Zip Code)

+972-2-500-1128
(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On January 20, 2009 the transactions contemplated by the investment agreement (the “Investment Agreement”) dated as of December 18, 2008 between PCMT Corporation, a Delaware corporation (the “Registrant”), and Suspect Detection Systems Ltd., an Israeli corporation (“SDS”), were completed.

Pursuant to the Investment Agreement, at closing SDS issued 1,218,062 ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), representing 51% of its issued and outstanding share capital to the Registrant, as consideration for (a) the sum of $280,000 paid by the Registrant to SDS on December 22, 2008, and (b) the sum of $820,000 previously paid by the Registrant to SDS pursuant to letter agreements dated as of October 18, 2007, November 14, 2007, January 10, 2008, May 18, 2008 and October 20, 2008.

In satisfaction of the conditions to closing of the Investment Agreement, on January 20, 2009 the Registrant executed and delivered a guarantee (the “Guaranty”) of all of SDS’s obligations to Mr. Shabtai Shoval, the chief executive officer of SDS, pursuant to the December 18, 2008 employment agreement (the “Employment Agreement”) between SDS and Mr. Shoval.  The Registrant also executed and delivered to SDS an undertaking (the “Undertaking”), addressed to the Israeli Office of the Chief Scientist, providing that the Registrant will comply with the provisions of the Israeli Encouragement of Research and Development in Industry Law, 5744-1984, including those requirements of the Israeli law that relate to prohibitions on the transfer of know-how and/or production rights.  Prior to the closing, SDS’s articles of association were amended to provide, among other things, for the elimination of the preferred shares of SDS previously held by NG – The Northern Group LP, and the cancellation of 7 million shares of the Registrant’s common stock, $0.0001 par value (the “Common Stock”), previously issued to Yosef Nachum Benstein, a former secretary and director of the Registrant.

The foregoing descriptions of the Guarantee, the Employment Agreement and the Undertaking are qualified in their entirety by reference to those documents, copies of which are attached hereto as Exhibits 10.9, 10.10 and 10.11, respectively, and incorporated herein by reference.

The Investment Agreement also provides for good faith negotiations of a second agreement (the “Second Agreement”), following the closing of the Investment Agreement, pursuant to which: (i) the Registrant will grant options to the shareholders of SDS to exchange their SDS Ordinary Shares into shares of Common Stock; (ii) the Registrant will grant options to the holders of options to purchase SDS Ordinary Shares to exchange such options into options to purchase shares of Common Stock; (iii) SDS will grant additional options, to Mr. Shoval and certain SDS employees or consultants, to purchase new SDS Ordinary Shares; and (iv) the Registrant will grant rights to Mr. Shoval and said SDS employees or consultants to exchange all or any part of the additional SDS options into options to purchase shares of Common Stock.

Consummation of the transaction contemplated by the Second Agreement is contingent upon the execution and delivery of a registration rights agreement (granting certain demand and unlimited piggyback registration rights for all shares of the Common Stock issued pursuant to the Second Agreement) and receipt of a pre-ruling from the Israeli Tax Authority approving the exchange of the SDS Ordinary Shares and options into Common Stock and options, among other things.

The foregoing description of the Second Agreement is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 22, 2008, and incorporated herein by reference.

Other than the negotiations and discussions with representatives of SDS concerning the transaction described above, there are no material relationships between the Registrant or its affiliates and SDS or the shareholders of SDS.

Business

Forward Looking Statements

This Report contains forward-looking information.   Forward-looking  information  includes statements relating to future actions,  future performance,  costs and expenses, interest  rates,  outcome  of  contingencies,  financial  condition,  results of operations,   liquidity,   business  strategies,  cost  savings,  objectives  of management,  and other  such  matters.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation, so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projections.  Forward-looking information may be included in this Report or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the “SEC”).  You can find many of these statements by looking for words including, for example, “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this Report or in documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

We have based the forward-looking statements relating to our operations on management's current expectations, estimates, and projections about us and the industry in which we operate.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in this Description of Business section and in the Management's Discussion and Analysis of Financial Condition and Results of Operations section beginning on page 5 below, as well as factors discussed elsewhere herein and in the Registrant’s other filings with the Securities and Exchange Commission.

History of the Registrant

The Registrant was incorporated under the General Corporation Law of the State of Delaware on May 5, 2006.  We are a development stage company with no material operations and no revenues to date.  Prior to the execution of the letter agreement, dated October 18, 2007, between the Registrant and SDS, the Registrant’s activities focused on its organization and capitalization and the business of offering computer hardware and software products to religious consumers, with an initial emphasis on ultra-orthodox Jewish communities in Israel.  Since the execution of the letter agreement with SDS, the Registrant’s activities focused on the negotiation and consummation of the transactions contemplated by the Investment Agreement.

Business and History of SDS

SDS specializes in the development and application of proprietary technologies for law enforcement and border control, including counter terrorism efforts, immigration control and drug enforcement, as well as human resource management, asset management and the transportation sector.  SDS completed the development of its “Cognito” line of products in 2007, which are based on proprietary software and use commercially available hardware to identify individuals that pose security threats, whether or not they are carrying a weapon on their person or in their belongings.  Cognito systems are comprised of a front-end test station and a back office, where multiple-station and multiple-site data is stored, managed and distributed.  The front-end test station serves as the point of contact with the individual being examined.  The back-office is designed to manage and control the test stations at a given site and it stores all test histories and traveler profiles and interfaces with external systems and databases.  A provisional patent application has been issued for the Cognito line of products in the United States.  SDS is also engaged in the development of behavior based screening technologies for the checkpoint screening market.

SDS was incorporated under the Companies Law, 5759-1999, of the State of Israel in 2004.  In order to finance its research and development activities, SDS sought public funding and in 2005 the Transportation Security Administration of the US Department of Homeland Security (the “TSA”) awarded a grant to SDS to support the development of behavior pattern recognition technology.  Additional funding was obtained from the Israeli government and US and Israeli governmental security authorities performed evaluations and testing of SDS’s products in 2005.  In 2006 SDS obtained private financing, issuing shares of preferred stock and warrants to the NG – The Northern Group LP.  Additional US government funding was obtained in 2006.

Marketing

SDS markets its products to local and national law enforcement and homeland security authorities in Israel, the US, Mexico, Europe and Asia, as well as operators of critical infrastructure in the private sector such as oil and gas companies, the diamond industry and financial enterprises.  SDS has executed agreements with several companies and individuals, providing for assistance in the marketing of its products and endorsements.

Competition

SDS has identified a number of potential competitors, including developers of voice stress analysis equipment designed to remotely detect a person trying to lie during an interview, and developers of equipment designed to generate stimuli from a remotely location that will generate enough data about an individual to enable detection of hostile intent.

Dependence on major customers

Approximately 30% of SDS’s revenue in 2008 was derived from services provided to a single customer, which is an agency of the government of Mexico.  Since the bulk of SDS’s revenues are generated by initial sales of its systems, as opposed ongoing support services, the loss of this customer would not have a material adverse impact on the business of SDS.

Intellectual Property

The United States Transportation Security Administration of the US Department of Homeland Security has certain rights in the technology developed by SDS, pursuant to a Cooperative Agreement between SDS and the TSA dated June 22, 2005.  The Cooperative Agreement relates to a $200,000 grant provided to SDS by the TSA in 2005 for the development and adaptation for use in the US of a prototype application designed to detect suspicious behavior.  Pursuant to the agreement, SDS granted an irrevocable, non-exclusive, paid-up license for US Government use of the technology development using the grant funds.  The license requires prior approval from SDS for any commercial use of the technology, with the exception of use by US Government contractors under procurement contracts, grants, cooperative agreements and other transactions awarded or entered into for US government purposes.

The Science and Technology Directorate of the US Department of Homeland Security has certain rights in the technology developed by SDS, pursuant to a Cooperative Agreement between SDS and the STD dated September 29, 2006.  The Cooperative Agreement relates to a $260,000 grant provided to SDS by the STD on June 7, 2005 pursuant to a proposal entitled Automated Internal Threat Detection.  In the agreement, SDS granted (i) a royalty free, nonexclusive, irrevocable license to the US Government to use and authorize other to use scientific, technical or other works based on or containing data first produced under the grant, and (ii) an irrevocable, non-exclusive, paid-up license to the US government to use registered patents development with grant funds for or on behalf of the US government.

Employees

On January 2, 2009 the Registrant had one full time employee, and SDS had 6 full time employees.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis reflects material changes in the financial condition and results of operations of the Registrant and of SDS for the nine month period ended September 30, 2008 and for the years ended December 31, 2007 and 2006.  This discussion is qualified in its entirety by reference to (i) the interim, unaudited financial statements of the Registrant for the three and nine months ended September 30, 2008, (ii) the interim, unaudited condensed financial statements of SDS for the nine months ended September 30, 2008, (iii) the audited financial statements of the Registrant for the year ended December 31, 2007 and for the period from October 5, 2006 (inception) through December 31, 2006, and (iv) the audited financial statements of SDS for the years ended December 31, 2007 and 2006, which are attached to this Report.  Unaudited pro-forma consolidated balance sheets as at September 30, 2008 and December 31, 2007 as well as unaudited pro forma consolidated statements of profit and loss for the nine months ended September 30, 2008 and the year ended December 31, 2007 are also attached to this Report.

The transactions provided for in the Investment Agreement have been deemed effective, for accounting purposes, as of January 1, 2009.

Material Changes in Financial Condition of the Registrant

September 30, 2008 vs. December 31, 2007

On September 30, 2008, the Registrant had $690,133 in cash and cash equivalents, as compared to cash and escrowed proceeds from the sale of securities of $364,534 on December 31, 2007. The increase reflects the Registrant’s receipt of proceeds from the issuance and sale of securities.  The Registrant’ total assets on September 30, 2008 amounted to $1,429,216, as compared to $440,534 on December 31, 2007, and included, $655,000 in deferred acquisition costs relating to the transactions contemplated by the Investment Agreement.

December 31, 2007 vs. December 31, 2006

On December 31, 2007, the Registrant had $364,534 in cash and escrowed proceeds from the sale of securities, as compared to $13,595 in cash on December 31, 2006.  The increase reflects the Registrant’s receipt of proceeds from the issuance and sale of securities.  The Registrant’ total assets on December 31, 2007 amounted to $440,534, as compared to $ 15,595 on December 31, 2006.

The Registrant will require approximately $1.5 million for the next 12 months of operations. Accordingly, we will have to raise the additional funds required to fund our operations. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements, or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

The Registrant is a development stage company with no operations and no revenues to date. Our registered independent auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. We do not anticipate that we will generate significant revenues until we have completed our business plan and have generated revenues from our operations. Accordingly, we must raise additional capital from sources other than our operations in order to implement our business plan. Our registered independent auditors included an explanatory paragraph in their report on our 2007 financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our registered independent auditors.

Material Changes in Results of Operations of the Registrant

Three and Nine Months Ended September 30, 2008 vs. Three and Nine Months Ended September 30, 2007

For the nine months ended September 30, 2008, the Registrant incurred a net loss of $151,371, as compared to a net loss of $40,050 in the nine months ended September 30, 2007. In the three months ended September 30, 2008, the Registrant incurred a net loss of $45,658, as compared to a net loss of $4,566 in the three months ended September 30, 2007. These increases in losses resulted primarily from an increase in accounting, legal and other professional fees, and promotion and advertising expenses associated with the negotiation and preparation of our agreement with the owners of SDS. Our cumulative net loss during the period from October 5, 2006 (inception) through September 30, 2008 was $240,615.

Year Ended December 31, 2007 vs. Period from October 5, 2006 (inception) to December 31, 2006

For the year ended December 31, 2007, the Registrant incurred a net loss of $82,037, as compared to a net loss of $7,207 for the period from October 5, 2006 (inception) through December 31, 2006.  These increases in losses resulted primarily from an increase in accounting, legal and other professional fees, and promotion and advertising expenses associated with the negotiation and preparation of our agreement with the owners of SDS. Our cumulative net loss during the period from October 5, 2006 (inception) through December 31, 2007 was $ 89,244.

Material Changes in Financial Condition of SDS

September 30, 2008 vs. December 31, 2007

On September 30, 2008, SDS had $305,044 in cash and cash equivalents, as compared to cash and cash equivalents of $90,191 on December 31, 2007. The increase reflects the recognition of revenues generated by the operations of SDS in Mexico and Guatemala and amounts received from the Registrant pursuant to letter agreements dated as of October 18, 2007, November 14, 2007, January 10, 2008, May 18, 2008 and October 20, 2008.

SDS’s current assets on September 30, 2008 amounted to $365,700, as compared to $91,847 on December 31, 2007.  Current assets on September 30, 2008 included $45,572 in inventory, as compared to no inventory on December 31, 2007, and $15,084 in accounts receivable and prepaid expenses, as compared to $1,656 in accounts receivable and prepaid expenses on December 31, 2007.  Inventory accumulated during the period includes parts for the production of SDS’s systems.  Accounts receivable and prepaid expenses increased during the period as a result of the increase in the business and operational activities of SDS.  Total assets amounted to $445,474 on September 30, 2008, an increase of approximately 244.1% as compared to total assets of $129,443 on December 31, 2007, reflecting the increase in current assets and increases in the net value of our fixed assets and long term assets.

Total current liabilities amounted to $1,028,721 on September 30, 2008, an increase of approximately 611.6% as compared to total current liabilities of $144,559 on December 31, 2007.  Short term loans increased from $60,000 on December 31, 20007 to $620,000 on September 30, 2008, as a result of amounts received from the Registrant pursuant to letter agreements dated as of October 18, 2007, November 14, 2007, January 10, 2008, May 18, 2008 and October 20, 2008.  Accounts payable increased from $8,725 on December 31, 20007 to $288,604 on September 30, 2008, as a result of prepayments received from customers.

SDS’s accumulated deficit as of September 30, 2008 amounted to $1,184,030, as compared to an accumulated deficit of $470,331 on December 31, 2007, and total shareholder equity decreased from a deficit of $41,719 on December 31, 2007 to a deficit of $622,793 on September 30, 2008.

Year Ended December 31, 2007 vs. Year Ended December 31, 2006

On December 31, 2007, SDS had $90,191 in cash and cash equivalents, as compared to $86,891 in cash and cash equivalents on December 31, 2006.  Total current assets on December 31, 2007 amounted to $91,847, as compared to total current assets of $131,673 on December 31, 2006, primarily as a result of a decrease in accounts receivable and prepaid expenses (from $42,561 on December 31, 2006 to $1,656 on December 31, 2008).  This decrease in accounts receivable and prepaid expenses reflects a decrease in grants receivable which were recorded as assets on December 31, 2006.  Long term assets increased from $16,170 on December 31, 2006 to $28,358 on December 31, 2007, primarily as a result of an increase of approximately 105.6% in severance fund payments to $22,756 on December 31, 2007.  Total assets on December 31, 2007 amounted to $129,443, as compared to $157,860 on December 31, 2006.

SDS’s total current liabilities increased by approximately 272.9%, from $38,765 on December 31, 2006 to $144,559 on December 31, 2007.  The increase in total current liabilities reflects an increase in accrued expenses and other liabilities, from $17,984 on December 31, 2006 to $75,103 on December 31, 2007, primarily as a result of the increase in SDS’s business and operations.  The increase in total current liabilities also reflects short term loans owed in the amount of $60,000 on December 31, 2007, as compared to no short term loans owed on December 31, 2006.  These short term loans we taken in order to pay for SDS’s operational activity. The increases in accrued expenses and other liabilities and in short term loans were offset in part a decrease in trade payables, from $20,781 on December 31, 2006 to $8,725 on December 31, 2007.

Material Changes in Results of Operations of SDS

Nine Months Ended September 30, 2008 vs. Nine Months Ended September 30, 2007

For the nine months ended September 30, 2008 SDS had revenues of $130,000 and gross profits of $86,387.  Revenues were generated by SDS’s operations in Mexico and Guatemala.  SDS had no revenues in the nine months ended September 30, 2007 or in the period since the beginning of its development stage through September 30, 2007.  Operating expenses in the nine months ended September 30, 2008 amounted to $791,192, as compared to $77,621 in the nine months ended September 30, 2007, and included $236,502 in research and development expenses and $554,690 in administrative expenses.  Administrative expenses include primarily salaries, travel and miscellaneous office expenses.

SDS incurred a net loss from operations of $704,805 in the nine months ended September 30, 2008, as compared to $77,621 in the nine months ended September 30, 2007, and a net financial loss of $8,893 relating to the devaluation in the US dollar against the New Israeli Shekel and bank charges.  Net losses in the nine months ended September 30, 2008 amounted to $713,699, as compared to $77,621 in the nine months ended September 30, 2007, and net loss per common share (basic and diluted) was $0.71 in the nine months ended September 30, 2008, as compared to $0.08 in the nine months ended September 30, 2007.

Year Ended December 31, 2007 vs. Year Ended December 31, 2006

For the year ended December 31, 2007, SDS incurred a net loss of $263,362, as compared to a net loss of $102,464 for the year ended December 31, 2006.  This increases in losses resulted primarily from the increase in business and operational activities of SDS.  SDS’s cumulative net loss during the period from April 19, 2004 (inception) through December 31, 2007 was $1,062,604.

Properties

SDS maintains its executive offices at 25 Bazel Street, Petach Tikva, Israel, where it leases approximately 150 square meters of office space at a monthly rent of approximately $8,500.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of January 2, 2009, the number of shares of common stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class Beneficially Owned

Yosef Nachum Benstein	11,900,000	(1)	16.4%
Asher Zwebner	0		*

All directors and executive officers (one person)	11,900,000		16.4%

(1)	Excludes 7 million shares of Common Stock that were forfeited by Mr. Bernstein and returned to the Registrant’s treasury on January 20, 2009, pursuant to the terms of the Investment Agreement.

Changes in Control

The disclosure provided in response to Item 5.01 – Changes in Control below is incorporated herein by reference.

Directors and Executive Officers

Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of January 2, 2009:

Name	Age	Positions and Offices Held
Asher Zwebner	44	Interim Chief Executive Officer, Chief Financial Officer and Director

Shabtai Shoval	47	Chief Executive Officer of SDS

Eran Druckman	47	President of SDS

The business address of our directors and officers is c/o PCMT Corporation, 4 Nafcha Street, Jerusalem, Israel 95508.  Our directors hold office until the next annual meeting of shareholders or until their successor is duly elected and qualified.  Set forth below is a summary description of the principal occupation and business experience, during the past five years, of our sole director, who also serves as our interim chief executive officer and our chief financial officer, and of the chief executive officer of our subsidiary.

During the past five years none of our officers and directors has been involved in any legal proceedings that are material to an evaluation of their ability or integrity as director or an executive officer of the Registrant, and none of them have been affiliated with any company that been involved in bankruptcy proceedings.

Asher Zwebner has served as our Chief Financial Officer since October 18, 2007 and, since April 30, 2008, he has also served as our interim chief executive officer and our sole director.
Since July 17, 2008, Mr. Zwebner has served as a director of PowerRaise Inc., a Nevada corporation that is engaged in the development of Internet telephony applications.  Since January 1, 2007 Mr. Zwebner has served as the chief financial officer of SinoBiomed Inc., a Delaware corporation that is engaged in the Chinese biopharmaceutical industry, and from November 2004 until October 2006 Mr. Zwebner served as a director of SinoBiomed. Since May 2002 Mr. Zwebner has also served as the chief financial officer of ForexManage Ltd., a private hi-tech developer of Internet-based foreign exchange and risk management solutions based in Israel. From 1995 through 2000 Mr. Zwebner was a senior manager at Kost Forer & Gabbay (a member of Ernst and Young Global). Mr. Zwebner is a certified public accountant in Israel and in the United States, and received a bachelor's degree in accounting and finance from Touro College in 1988.

Shabtai Shoval is a founder of SDS and has served as its chief executive officer since its inception in April 2004.  Mr. Shabtai was a founder of SDS and he has over 15 years of experience as a senior executive in the electronics and telecommunications industries.  From October 1999 to March 2004 Mr. Shoval served as the chief executive officer of the TVGate division of Comverse Technology, Inc., a developer of software and related services for multimedia communication and information processing applications.  From October 1995 to October 1998 Mr. Shoval served as vice president of Telrad Holdings Ltd., a subsidiary of Koor Industries Ltd.  Mr. Shoval has also served as the president of the Israeli Cable TV Association and as a director of numerous privately held companies involved in the electronics and telecommunications industries, including Exalink Ltd. and Algorithmic Research Ltd.  In 1992 Mr. Shoval served as a special adviser in the office of the prime minister of Israel.

Eran Druckman is a founder of SDS and has served as its president since its inception in April 2004. Mr. Druckman has over eight years of senior management experience in the electronics, telecommunications and security services industries.  Mr. Druckman served as a vice-president for sales at Nice Systems Intelligence Solutions, a division of Nice Systems Ltd. (NASDAQ: NICE) from 2004 to 2008, and a vice-president for sales and marketing at the TVGate division of Comverse Technology, Inc., a developer of software and related services for multimedia communication and information processing applications from 2000 to 2004.

Executive Compensation

Executive Compensation

Since inception on March 22, 2005, none of our executive officers or directors have received or earned any compensation or bonus for services rendered, with the exception of (i) the compensation paid to our chief financial officer, Asher Zwebner, pursuant to his employment agreement dated October 23, 2007, which is described in more detail below, (ii) 25,000,000 shares of Common Stock that were issued to our former secretary and director, Yosef Nachum Benstein, on November 6, 2006 as compensation for expenses and services valued at $250, and (iii) 100,000 shares of Common Stock that were issued to our former president, treasurer and director, Nachman Shlomo Cohen, on October 10, 2006.  We do not maintain key-man life insurance for any of our executive officers or directors.

Option/SAR Grants

We do not currently have any long-term compensation plans or a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs, have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We executed an employment agreement with our chief financial officer, Asher Zwebner, on October 23, 2007.  The agreement provides for payments of $3,000 and $5,000, respectively, as compensation for each quarterly and annual report filed by the Registrant with the Securities and Exchange Commission, as well as unspecified additional compensation for additional work in connection with special accounting or regulatory requirements and current reports on Form 8-K, and reimbursement of normal and reasonable expenses.  The Registrant can terminate the agreement at any time for cause, or without cause upon 30 days prior written notice.  Mr. Zwebner may terminate the agreement without good reason (as defined therein) at any time, or with good reason upon 30 days prior written notice.  The agreement includes customary covenants regarding confidentiality and non-solicitation of the Registrant’s business or employees for a period of one year following its termination.

SDS executed an employment agreement with its chief executive officer, Shabtai Shoval, on December 18, 2008.  The agreement provides for a base monthly salary of 63,000 New Israeli Shekels, plus monthly contributions by SDS of an aggregate of 20.84% of the base salary towards the cost of Mr. Shoval’s life insurance, pension savings, disability insurance, severance compensation fund and professional education (collectively, the “Benefits”).  In addition, SDS will provide Mr. Shoval with an automobile, a cellular telephone and reimbursement for reasonable expenses incurred in connection with his duties.  The agreement may be terminated by either party at will, upon 365 days prior written notice.  If SDS terminates the agreement without cause prior to the expiration of three years, in addition to compensation during the 365 day notice period Mr. Shoval is entitled to a lump sum cash payment in an amount (the “Package Value”) equal to (x) the sum of the base monthly salary, SDS’s monthly contributions towards the cost of the Benefits and SDS gross cost for the provision of an automobile and cellular telephone, multiplied by (y) the number of months during the period commencing 365 days after such termination and ending on the third anniversary of the date of the agreement.  If Mr. Shoval terminates the agreement without cause after the expiration of one year or if SDS terminates the agreement without cause after the expiration of three years, Mr. Shoval is entitled to a lump sum cash payment in an amount equal to six times the Package Value.  The agreement includes customary covenants regarding confidentiality and non-competition with the business of SDS for a period of one year following its termination.  Pursuant to the Investment Agreement, on January 20, 2009 the Registrant executed and delivered a guarantee of all of SDS’s obligations to Mr. Shoval pursuant to this agreement.

Eran Druckman, who is employed by SDS without a written employment contract, has received a monthly salary of 40,000 New Israeli Shekels since June 2008.

We do not have any compensation plans or other arrangements for directors, executive officers, employees, or consultants that would be triggered by a change-in-control.

Certain Relationships and Related Transactions, and Director Independence

Pursuant to letter agreements between the Registrant and SDS dated as of October 18, 2007, November 14, 2007, January 10, 2008, May 18, 2008 and October 20, 2008, the Registrant has paid SDS an aggregate sum of $820,000 since October 18, 2007.  This amount was paid as consideration for SDS’s covenant to refrain from  any solicitation of inquiries, proposals or offers from any person or entity relating to (x) any business combination with respect to SDS or the business or assets of SDS; or (y) the sale of any of the assets and/or securities of SDS.

With the exception of the forgoing, there have been no transactions since the beginning of the Registrant’s last two completed fiscal years, nor are there any currently proposed transactions, in which we were or are to be a participant and the amount involved exceeded $120,000, and in which any of the following persons had or is to have a direct or indirect material interest: (a) any director or executive officer of the Registrant; (b) any immediate family member of a director or executive officer of the Registrant, (c) any beneficial owner of more than 5% of the Registrant’s Common Stock, or (d) any immediate family member of a beneficial owner of more than 5% of the Registrant’s Common Stock.

The Registrant has not had a promoter at any time since its inception.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “independent directors.”

Legal Proceedings

There are no pending legal proceedings to which the Registrant is a party or in which any director, officer, affiliate of the Registrant, or any owner of record or beneficially of more than 5% of any class of voting securities of the Registrant, or security holder is a party adverse to the Registrant or has a material interest adverse to the Registrant. The Registrant’s property is not the subject of any pending legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity
And Related Stockholder Matters

(a)           Market Information.   The Registrant's common stock is quoted for trading on the Over the Counter Bulletin Board, under the symbol PCMT, but quotes are limited and sporadic and there is no established public trading market for the Registrant's common stock.

(b)           Holders.  On January 2, 2009, there were approximately 135 holders of record of the Registrant's common stock.

(c)           Dividends.  We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

(d)           Securities authorized for issuance under equity compensation plans.  We do not have any equity compensation plans.

Recent Sales of Unregistered Securities

On October 10, 2006, we issued 100,000 shares of Common Stock to our president and treasurer at par value. The transaction was valued at $1.  These shares were issued without registration, pursuant to Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

On November 3, 2006, we issued 25,000,000 shares of Common Stock to our secretary as reimbursement for expenses and as consideration for services rendered valued at $250.  These shares were issued without registration, pursuant to Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

During the period from November 5, 2006 to February 5, 2007, we issued and sold an aggregate of 20,000,000 shares of Common Stock at a purchase price of $0.0025 per share for aggregate gross proceeds of $50,000.  The offering was exempt from registration pursuant to Regulation S of the Securities Act of 1933.  Each investor represented to us that it was a non-US person, as defined in Regulation S, and that it was outside the US at the time of origination of the contract relating to its subscription.  There were no directed selling efforts, as defined in Regulation S.

During the period from October 2007 to September 30, 2008, we issued and sold an aggregate of 16,300,000 shares of Common Stock at a purchase price of $0.004 per share for gross proceeds of $65,200.  The offering was exempt from registration pursuant to Regulation S of the Securities Act of 1933. Each investor represented to us that it is a non-US person, as defined in Regulation S, and that it was outside the US at the time of origination of the contract relating to its subscription.  There were no directed selling efforts, as defined in Regulation S.

On December 5, 2007, the Registrant agreed to issue 100,000 shares of Common Stock to a third-party attorney as consideration for legal services and assistance with required SEC filings. These shares were issued without registration, pursuant to Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

On April 20, 2008, the Registrant agreed to issue 666,666 shares of Common Stock to an unrelated third-party consulting company as consideration for advisory services in connection with corporate development and acquisitions and management assistance for one year. These shares were valued at $100,000 and were issued without registration, pursuant to Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

During the period from November 2, 2007 to September 30, 2008, we issued and sold an aggregate of 9,523,000 units, each consisting of one share of the Registrant’s Common Stock, one class A warrant and one class B warrant, at a purchase price of $0.15 per unit for aggregate gross proceeds of $1,428,450.  Each class A warrant entitles the holder to purchase one share of Common Stock for $0.25 for one year, and each class B warrant entitles the holder to purchase one share of Common Stock for $0.375 for three years.  The offering was exempt from registration pursuant to Regulation S of the Securities Act of 1933.  Each investor represented to us that it is a non-US person, as defined in Regulation S, and that it was outside the US at the time of origination of the contract relating to its subscription.  There were no directed selling efforts, as defined in Regulation S.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent, if such corporate agent acted in good faith and in the best interest of the corporation and, with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Changes in and Disagreements with Accountants

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Item 5.01 Changes in Control of Registrant

(b)  Changes in Control

The Investment Agreement provides for good faith negotiation of a second agreement (the “Second Agreement”) following closing, pursuant to which: (i) the Registrant will grant put options (the “Put Options”) to each of the shareholders of SDS to exchange 1,170,295 Ordinary Shares into an aggregate of 22,140,948 shares of Common Stock; (ii) the Registrant will grant rights to the holders of outstanding options to purchase Ordinary Shares on the closing date of the Investment Agreement (the “SDS Options”), to exchange all or any part of the SDS Options into options to purchase an aggregate of 6,948,974 shares of Common Stock (the “PCMT Options”) at a purchase price per share of $0.001; (iii) SDS will grant options (the “Additional SDS Options”) to Mr. Shoval and certain SDS employees or consultants to purchase an aggregate of 1,045,037 Ordinary Shares; and (iv) the Registrant will grant rights to Mr. Shoval and certain SDS employees or consultants to exchange all or any part of the Additional SDS Options into options (the “Additional PCMT Options”) to purchase an aggregate of 19,771,176 shares of Common Stock at a purchase price per share of $0.15.

Consummation of the transactions contemplated by the Second Agreement will result in the reservation of an aggregate of 48,861,098 shares of Common Stock for issuance upon exercise of the Put Options, the PCMT Options and the Additional PCMT Options.  In the event that the Put Options, the PCMT Options and the Additional PCMT Options are exercised in full, approximately 67.2% of the Registrant’s outstanding share capital as of the date of execution of the Investment Agreement will be issued to the former share and option holders of SDS.

Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements

Unaudited financial statements of the Registrant for the three and nine months ended September 30, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 10, 2008);

Audited financial statements of the Registrant for the year ended December 31, 2007 and for the period from October 5, 2006 (inception) through December 31, 2006 (incorporated by reference to the Registrant’s Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on March 13, 2008);

Unaudited, condensed financial statements of SDS for the nine months ended September 30, 2008, attached hereto;

Audited financial statements of SDS for the years ended December 31, 2007 and 2006, attached hereto;

(b) Pro Forma Financial Information

Unaudited pro-forma consolidated balance sheet as at September 30, 2008 and December 31, 2007, attached hereto; and

Unaudited pro forma consolidated statement of profit and loss for the nine months ended September 30, 2008 and the year ended December 31, 2007, attached hereto.

(d) The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.9	Personal Employment Agreement, dated as of January 20, 2009, between Suspect Detection Systems, Ltd. and Shabtai Shoval

10.10	Guarantee Agreement, dated as of January 20, 2009, in connection with the personal employment agreement between Suspect Detection Systems, Ltd. and Shabtai Shoval

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCMT CORPORATION

/s/ Asher Zwebner
Name: Asher Zwebner
Title: Interim Chief Executive Officer,
Chief Financial Officer and Sole Director

Date:  January 20, 2009

SUSPECT DETECTION SYSTEMS, LTD

(A development stage company)

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2008
(Unaudited)

IN U.S. DOLLARS

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2008

(Unaudited)

IN U.S. DOLLARS

INDEX

Page

Condensed Balance Sheets	2

Condensed Statement of Operations	3

Condensed Statement of Cash Flows	4

Notes to Financial Statements	5-7

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

SUSPECT DETECTION SYSTEMS, LTD
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED  BALANCE SHEET

Note	As of 30/09/2008 (Unaudited) $	As of 31/12/2007 (Audited) $
ASSETS
Current Assets
Cash and Cash Equivalents	305,044	90,191
Accounts receivable and prepaid expenses	15,084	1,656
Inventory	45,572	-
Total current assets	365,700	91,847

FIXED ASSETS, NET	16,690	9,238
LONG TERM ASSETS:
Severance pay fund	36,877	22,756
Prepaid Expenses	26,206	5,602
	63,083	28,358
TOTAL ASSETS	445,474	129,443

LIABILITIES AND SHAREHOLDER EQUITY
Current Liabilities:
Short Term Loans	620,000	60,000
Accounts payable	288,604	8,725
Related Party	2,277	731
Accrued Liabilities and other liabilities	117,841	75,103
TOTAL CURRENT LIABILITIES	1,028,721	144,559

Accrued severance pay	39,545	26,603

Commitments and contingent liabilities

SHAREHOLDER (DEFICIENCY) EQUITY

Common Stock: $0.001 par value; 19,744,558 authorized,1,000,000 issued and outstanding	2,205	2,205
Series A Convertible Preferred shares NIS 0.01 par value; 255,442 authorized,170,295 issued and outstanding	393	393
Share subscription receivables	(2,205)	(2,205)
Additional Paid-in Capital	560,844	428,219
Accumulated Deficit	(1,184,030)	(470,331)
TOTAL SHAREHOLDER EQUITY	(622,793)	(41,719)
Total Liabilities and Stockholders' Equity	445,474	129,443

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

SUSPECT DETECTION SYSTEMS, LTD
CONDENSED STATEMENTS OF OPERATIONS

			Since the
	Nine Months Ended	Nine Months Ended	beginning of the development stage entity
	September-30 2008	September-30 2007	until September 30, 2008
Revenues	130,000	-	130,000
Cost of Revenues	43,614	-	43,614

Gross Profit	86,387	-	86,387

Operating Expenses:
Research and Development expenses	236,502	34,379	461,865
Selling General and Administrative expenses	554,690	43,242	809,680

Total Operating Expenses	791,192	77,621	1,271,545

Net loss from operations	(704,805)	(77,621)	(1,185,158)

Other Income
Financial Income (losses),net	(8,893)	(7,008)	(17,465)
Other income	-	-	23,174

Income(Loss) before taxes	(713,699)	(84,629)	(1,179,450)
Income taxes			(4,580)

Net Loss	(713,699)	(84,629)	(1,184,030)

Weighted Average Shares Common Stock Outstanding	1,000,000	1,000,000	1,000,000
Net Loss Per Common Share (Basic and Fully Diluted)	(0.71)	(0.08)	(1.18)

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

SUSPECT DETECTION SYSTEMS, LTD
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENTS OF CASH FLOWS

			Since the
	Nine Months Ended	Nine Months Ended	beginning of the development stage entity
	September-30 2008	September-30 2007	until September 30, 2008
Cash Flows from Operating Activities:

Net Loss	(713,699)	(84,629)	(1,184,030)

Adjustments to reconcile net loss to net cash
Provided by operating activities:
Depreciation	4,204	2,799	10,389
Stock based compensation	132,625	-	326,354
Severance pay liability	12,942	11,911	39,545
Decrease (Increase) in accounts receivable and prepaid expenses	(34,032)	43,353	(41,290)
Increase in Inventory	(45,572)	-	(45,572)
Related Party	1,546	(16,332)	2,277
Accounts payable and accrued liabilities	322,617	(5,971)	406,445
Net cash used in Operating Activities	(319,369)	(48,869)	(485,882)

Cash Flows to Investing Activities:
Deposit in severance pay fund	(14,121)	(11,686)	(29,544)
Purchase of fixed assets	(11,656)	(2,953)	(34,412)
Net cash used in Investing Activities	(25,778)	(14,639)	(63,957)

Cash Flows from Financing Activities:
Proceeds from short term loan	560,000	-	620,000
Proceeds from issuance of preferred shares,net	-	71,490	234,883
Net cash from Financing Activities	560,000	71,490	854,883

Net Increase (Decrease) in Cash	214,853	7,982	305,044

Cash at Beginning of Period	90,191	86,891	-

Cash at End of Period	305,044	94,873	305,044

Non cash transactions:
Issuance of common stock	-	-	2,205

SUSPECT DETECTION SYSTEMS, LTD
 (A development stage company)

NOTES TO FINANCIAL STATEMENTS
September 30, 2008
U.S. dollars

NOTE 1.-	GENERAL

Suspect Detection Systems, Ltd. ("the Company") was formed on April 19, 2004 in Israel. The Company is engaged in the development of an innovative Homeland Security technologies based on extensive counter-terrorism know-how accumulated in Israel and worldwide.

The Company is devoting substantially all of its efforts toward conducting research and development activities and marketing its products. The Company’s activities also include raising capital, and building infrastructure. In the course of such activities, the Company has sustained operating losses and expects such losses to continue for the foreseeable future. The Company’s deficit accumulated during the development stage aggregated $1,184,030 through September 30, 2008.

The Company's ability to continue to operate as a going concern is dependent upon additional financial support. These financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should the Company be unable to continue as a going concern.

On April 29, 2008 the Company signed a stock purchase agreement (the "Agreement") with PCMT Corporation, a Delaware corporation which shares are registered under Section 12(g) of the Securities Exchange Act of 1934, and quoted for trading on the OTC Bulletin Board, Shabtai Shoval, the chief executive officer of the Company and the shareholders of the Company. Subject to the Agreement, the shareholders of the Company will sell all their Shares and any and all of their respective rights, title and interest in the Shares, to PCMT Corporation. In consideration for the Shares and Convertible Securities, PCMT Corporation shall issue and deliver to the shareholders of the Company shares of Common Stock and to the Optionees, Options exercisable into shares of common stock of PCMT Corporation. The Company's shareholders' are intended to hold 31% of the controlling share in PCMT Corporation, upon the consummation of the transactions contemplated in the Agreement, under the terms as negotiated in the Agreement.

On April 30, 2008 the Company approved a stock options purchase Plan. Under the plan the company approved the grant of 367,299 options to purchase shares of common stock. See note 3.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
September 30, 2008
U.S. dollars

NOTE 2.-	SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements of the Company are presented in accordance with the requirements for Form 10-QSB. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP') have been condensed or omitted pursuant to such SEC rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been made. The results for these interim periods are not necessarily indicative of the results for the entire year. The accompanying financial statements should be read in conjunction with the December 31, 2007 financial statements and the notes thereto.

NOTE 3.-	STOCK BASED PAYMENTS

On April 30, 2008, the Company's Board of Directors assembled and concluded that certain errors appear in the minutes of the meeting of the Board held on January 1, 2008. Therefore it was resolved that some of the terms set forth in the minutes of the meeting of the Board held on January 1, 2008 are to be clarified and replaced with the following resolutions:
Approval of a grant of 367,299 options to purchase shares of common stock of the Company to employees, directors and service providers of the Company, with an exercise price per share of NIS 0.01, with immediate vesting from the grant date for a ten-year exercise period.

The options granted are replacing the allotment of shares as resolved in the minutes of the meeting of the Board held on January 1, 2008. Stock-based compensation expenses in respect of such stock amounted to $0, $132,625 and $326,354 in the three and nine months ended September 30, 2008 and for the period from April 19, 2004 (inception date) through September 30, 2008, respectively.

NOTE 4.-	SHORT TERM LOANS

The loan received from PCMT Corporation to finance the operations of the Company, bears no interest. A repayment schedule has not yet been determined. The total loan amounts to $620,000 as of the September 30, 2008.
PCMT Corporation confirmed that it is in their attention to provide financial support to the Company and therefore will not seek or demand repayment as long as the Company is not solvent enough to be able to repay the loan.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
September 30, 2008
U.S. dollars

NOTE 5:-
COMMITMENTS AND CONTINGENT LIABILITIES TO OFFICE OF THE CHIEF SCIENTIST GRANTS

The Company is committed to pay royalties to the Government of Israel with respect to the proceeds from sales of products which were developed in the framework of projects in which the Israeli Government participated in its expense.. Under the terms of the funding the Company received from the Office of the Chief Scientist (the “OCS”), royalty payments are computed on the sales proceeds from such products at the rate of 3% in the first three years and 3.5% from the fourth year and forth. The contingent liability to the Chief Scientists is limited to the amount of the grants received. Some grants bear interest at the rate of LIBOR. As of December 31, 2007, no royalties were accrued or paid.  As of September 30, 2008 the total outstanding obligation for royalties, based on royalty-bearing government participation totaled $ 3,900.  Royalties payable to the OCS are classified in selling expenses. The Company is committed to the Chief Scientist to keep the know-how and production rights under the Company's possession.

SUSPECT DETECTION SYSTEMS, LTD

(A development stage company)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007

IN U.S. DOLLARS

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007

IN U.S. DOLLARS

INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders of

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

We have audited the accompanying balance sheets of Suspect Detection Systems, Ltd (a development stage company) (“the Company”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ (deficiency) equity and cash flows for the years then ended and for the period from April 19, 2004 (inception date) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations, statement of (deficiency) equity and cash flows for the years then ended and for the period from April 19, 2004 (inception date) through December 31, 2007, in conformity with U.S generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1a, the Company has incurred operating losses and its ability to continue to operate as a going concern is dependent upon additional financial support. These conditions and others raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Tel-Aviv, Israel	Yarel + Partners
February, xx 2008	Certified Public Accountants

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

BALANCE SHEETS
U.S. dollars

	December 31,
	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$90,191	$86,891
Accounts receivable and prepaid expenses	1,656	42,561
Related party receivable	-	2,221
Total current assets	91,847	131,673
Property and equipment, net	9,238	10,017
Long-term Assets:
Severance pay fund	22,756	11,070
Prepaid expenses	5,602	5,100
Total long term assets	28,358	16,170
Total assets	$129,443	$157,860

LIABILITIES AND SHAREHOLDERS’ (DEFICIENCY) EQUITY
Current Liabilities:
Short-term loan	$60,000	$-
Trade payables	8,725	20,781
Related party payables	731	-
Accrued expenses and other liabilities	75,103	17,984
Total current liabilities	144,559	38,765
Accrued severance pay	26,603	13,803
Commitments and contingent liabilities
Shareholders’ (deficiency) equity:
Stock capital -
Common shares of NIS 0.01 par value – 19,744,558 shares authorized; 1,000,000 shares issued and outstanding	2,205	2,205
Series A Convertible Preferred shares NIS 0.01 par value – 255,442 shares authorized; 170,295 and 115,801 shares issued and outstanding as of December 31, 2007 and 2006, respectively	393	264
Additional paid-in capital	428,219	311,997
Share subscription receivables	(2,205)	(2,205)
(Deficit) accumulated during the development stage	(470,331)	(206,969)
Total shareholders’ (deficiency) equity	(41,719)	105,292
Total liabilities and shareholders’ (deficiency) equity	$129,443	$157,860

The accompanying notes are an integral part of these financial statements.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

STATEMENTS OF OPERATIONS
U.S. dollars

	Year ended December 31,		Period from April 19, 2004 (date of inception) to December 31,
	2007	2006	2007

Revenues	$-	$-	$-

Operating expenses:

Research and development, net	120,249	31,474	225,363

Selling General and administrative, net	136,727	69,014	254,990

Operating (loss)	(256,976)	(100,488)	(480,353)

Financial income	5,072	4,057	9,189

Financial (expenses)	(11,458)	(6,033)	(17,761)

Other income	-	-	23,174

(Loss) before taxes	(263,362)	(102,464)	(465,751)

Income taxes	-	-	(4,580)

Net (loss) for the period	$(263,362)	$(102,464)	$(470,331)

(Loss) per share (basic & diluted)	$(0.23)	$(0.10)	$(0.44)

Weighted average number of shares outstanding	1,161,213	1,048,250	1,062,604

The accompanying notes are an integral part of these financial statements.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

STATEMENT OF STOCKHOLDERS’ (DEFICIENCY) EQUITY
U.S. dollars

	Common stock		Preferred shares		Additional paid-in capital	Share subscription receivables	(Deficit) accumulated during the development stage	Total stockholders’ (deficiency) equity
	No.	Amount	No.	Amount
Balance as of April 19, 2004 (date of inception)	-	$-	-	$-	$-	$-	$-	$-

Issuance of common stock	1,000,000	2,205	-	-	-	(2,205)	-	-

Deferred compensation on stock based payments	-	-	-	-	115,129	-	-	115,129

(Loss) for the period	-	-	-	-	-	-	(104,505)	(104,505)

Balance as of January 1, 2006	1,000,000	2,205	-	-	115,129	(2,205)	(104,505)	10,624

Issuance of preferred shares	-	-	115,801	264	154,754	-	-	155,018

Deferred compensation on stock based payments	-	-	-	-	42,114	-	-	42,114

(Loss) for the year	-	-	-	-	-	-	(102,464)	(102,464)

Balance as of December 31, 2006	1,000,000	2,205	115,801	264	311,997	(2,205)	(206,969)	105,292

Issuance of preferred shares	-	-	54,494	129	79,736	-	-	79,865

Stock-based compensation	-	-	-	-	36,486	-	-	36,486

(Loss) for the year	-	-	-	-	-	-	(263,362)	(263,362)

Balance as of December 31, 2007	1,000,000	$2,205	170,295	$393	$428,219	$(2,205)	$(470,331)	$(41,719)

The accompanying notes are an integral part of these financial statements.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

STATEMENTS OF CASH FLOWS
U.S. dollars

	Year ended		Period from April 19, 2004 (date of inception)
	December 31,		to December 31,
	2007	2006	2007

Cash flows from operating activities
(Loss) for the period	$(263,362)	$(102,464)	$(470,331)
Adjustments to reconcile (loss) for the period to net cash (used in) operating activities:
Depreciation	3,732	2,323	6,185
Stock based compensation	36,486	42,114	193,729
Increase in accrued severance pay	12,800	13,803	26,603
Decrease (increase) in accounts receivable and prepaid expenses	40,403	(19,047)	(7,258)
(Decrease) increase in trade payables	(12,056)	8,570	8,725
Changes in related parties	2,952	(5,728)	731
Increase (decrease) in accrued expenses and other liabilities	57,119	(136,656)	75,103
Net cash (used in) operating activities	(121,926)	(197,085)	(166,513)

Cash flows from investing activities
Purchase of property and equipment	(2,953)	(9,408)	(15,423)
Deposit in severance pay fund	(11,686)	(11,070)	(22,756)
Net cash (used in) investing activities	(14,639)	(20,478)	(38,179)

Cash flows from financing activities
Proceeds from short term loan	60,000	-	60,000
Proceeds from issuance of preferred shares, net	79,865	155,018	234,883
Net cash provided by financing activities	139,865	155,018	294,883
Increase (decrease) in cash and cash equivalents	3,300	(62,545)	90,191
Cash and cash equivalents at the beginning of the period	86,891	149,436	-
Cash and cash equivalents at the end of the period	$90,191	$86,891	$90,191

Cash paid for income taxes	$-	$-	$4,580

Cash paid for interest expenses	$11,458	$6,033	$17,761

Non cash transactions:
Issuance of common stock	-	-	2,205

The accompanying notes are an integral part of these financial statements.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 1:-	GENERAL

General:

Suspect Detection Systems, Ltd. (“the Company”) was formed on April 19, 2004 in Israel. The Company is engaged in the development of an innovative Homeland Security technologies based on extensive counter-terrorism know-how accumulated in Israel and worldwide.

The Company is devoting substantially all of its efforts toward conducting research and development activities and marketing its products. The Company’s activities also include raising capital, and building infrastructure. In the course of such activities, the Company has sustained operating losses and expects such losses to continue for the foreseeable future. The Company has not generated any revenues from product sales and has not achieved profitable operations or positive cash flow from operations. The Company’s deficit accumulated during the development stage aggregated $470,331 through December 31, 2007. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis. The Company plans to continue to finance its operations with a combination of stock issuance and private placements and, in the longer term, revenues. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for its long-term activities.

The Company’s ability to continue to operate as a going concern is dependent upon additional financial support. These financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The significant accounting policies followed in the preparation of the financial statements, on a consistent basis are:

a.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The functional currency of the Company is the U.S dollar, as the U.S. dollar is the primary currency of the economic environment in which the Company expects to continue to operate in the foreseeable future. The majority of the Company’s operations are currently conducted in Israel and most of the Israeli expenses are currently paid in new Israeli shekels (“NIS”); however, most of the expenses are denominated and determined in U.S. dollars. Financing and investing activities are made in U.S. dollars.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Continued)

b.	Financial statements in U.S.. dollars (Continued):

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting standards Board (“FASB”), “Foreign Currency Translation”. All transaction gains and losses from the remeasurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses, as appropriate.

c.	Cash equivalents:

Cash equivalents include short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

d.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows:

%
Office furniture and equipment	7
Computers and electronic equipment	33

The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairments were recognized since inception.

e.	Research and development costs and participations:

Research and development (or “R&D”) costs are expensed as they are incurred and consist of salaries, benefits and other personnel related costs, fees paid to consultants, trials and related manufacturing costs, license, facilities and overhead costs. R&D expenses consist of independent R&D costs and costs associated with collaborative R&D and in-licensing arrangements.

Participations from the Israeli government – the Office of Chief Scientist and from U.S. government - Department Of Transportation – The Federal Aviation Administration for development of approved projects are recognized as a reduction of expense as the related costs are incurred (see note 6 a and b).

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Continued)

f.	Selling costs and participations:

Selling costs are expensed as they are incurred and consist of salaries, benefits and other personnel related costs, travel costs and the costs of customizing the product to the U.S. Department Of Transportation – The Federal Aviation Administration needs. The selling costs are incurred in the process of enabling the Federal Aviation Administration to test the product for future commercial needs. Participations from U.S. Department Of Transportation for such costs of the approved project are recognized as a reduction of expense as the related costs are incurred (see note 6b).

g.	Severance pay:

The liability of the Company for severance pay is calculated pursuant to the Severance Pay Law in Israel, based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date and is presented on an undiscounted basis. The Company’s employees are entitled to one month’s salary for each year of employment or a portion thereof. Severance expenses for the years ended December 31, 2007 and 2006 and for the period from April 19, 2004 (inception date) through December 31, 2007 amounted to $12,800, $13,803 and $26,603, respectively.

h.	Income taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). This statement prescribes the use of the liability method, whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

i.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

Cash and cash equivalents are invested in major banks in Israel. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts or other foreign hedging arrangements.

j.	Fair value of financial instruments:

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

The carrying amounts of cash and cash equivalents, other receivables, trade payables and liabilities approximate their fair value due to the short-term maturity of such instruments.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Continued)

k.	Royalty-bearing grants:

Royalty-bearing grants from the Government of Israel for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a deduction of research and development costs.

Research and development grants received by the Company during the years ended December 31, 2007 and 2006 and the period from April 19, 2004 (inception date) through December 31, 2007 amounted to $8,769, $62,680, and $107,864.

l.	Loss per share:

Basic and diluted losses per share are presented in accordance with FASB issued SFAS no. 128 “Earnings per share” (“SFAS 128”). Shares to be issued in consideration of share based payments as described in note 7C and warrants to purchase convertible preferred A shares have been excluded from the calculation of the diluted loss per share because all such securities are anti-dilutive. The total weighted average number of shares excluded from the calculations of diluted loss per share were 242,000, 284,574 and 239,143 for the years ended December 31, 2007 and 2006 and for the period from April 19, 2004 (inception date) through December 31, 2007, respectively.

m.	Impact of recently issued accounting standards:

-	In September 2006, the FASB issued SFAS no. 157, “Fair Value Measurements” (“SFAS 157”).

SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements.

SFAS 157 is effective for fiscal years beginning after November 15, 2007. The implementation of SFAS 157 is not expected to have a material impact on the Company’s consolidated results of operations, financial position or cash flows.

-
In February 2007, the FASB issued SFAS no. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. As applicable to the Company, this statement will be effective as of the year beginning January 1, 2008. The Company is currently evaluating the impact that the adoption of SFAS 159 would have on its financial statements and disclosures.

-	In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations.

This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree;

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Continued)

m.	Impact of recently issued accounting standards: (Continued)

b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company’s fiscal year beginning November 1,2009.

-
In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The Company has not yet determined the impact, if any, that SFAS No. 160 will have on its consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning November 1, 2009.

NOTE 3:-	ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2007	2006

Israeli tax authorities	$1,656	$9,151
Grants receivable	-	25,531
Others	-	7,879
	$1,656	$42,561

NOTE 4:-	PROPERTY AND EQUIPMENT, NET

	December 31,
	2007	2008
Cost:

Office furniture and equipment	$3,234	$2,250
Computers and electronic equipment	12,189	10,220
	15,423	12,470
Accumulated depreciation:
Office furniture and equipment	305	21
Computers and electronic equipment	5,880	2,432
	6,185	2,453
Depreciated cost	$9,238	$10,017

Depreciation expenses for the years ended December 31, 2007 and 2006 and for the period from April 19, 2004 (inception date) through December 31, 2007 were $3,732, $2,323 and $6,185 respectively.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 5:-	ACCRUED EXPENSES AND OTHER LIABILITIES

	December 31,
	2007	2006

Employees and payroll accruals	$35,103	$15,321
Accrued expenses	40,000	2,663
	$75,103	$17,984

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	Israeli Government rights in Developed product

The Company is committed to pay royalties to the Government of Israel with respect to the proceeds from sales of products which were developed in the framework of projects in which the Israeli Government participated in its expense. (see note 2e). Under the terms of the funding the Company received from the Chief Scientist, royalty payments are computed on the sales proceeds from such products at the rate of 3% in the first three years and 3.5% from the forth year and forth. The contingent liability to the Chief Scientists is limited to the amount of the grants received. Some grants bear interest at the rate of LIBOR. As of December 31, 2007, no royalties were accrued or paid. The Company is committed to the Chief Scientist to keep the know-how and production rights under the Company’s possession.

b.	U.S. Government rights in Developed product

On June 22, 2005 the Company entered into a R&D agreement with the U.S. Government, pursuant to the Company received $200,000 participation in R&D expenses and was committed to a nonexclusive, nontransferable, irrevocable, paid-up license to the U.S. Government for its own purposes only to use throughout the world and for any or all the developed technology. On September 2006, the Company entered into a second Cooperative Agreement Award pursuant to the Company would be entitled to receive a $260,000 grant in installments for the development of a Prototype product until June 28, 2008. As of December 31, 2007 the Company received the $260,000 grant. The Company is committed to a preference clause for industrial manufacture by a United States manufacturer.

c.
In September, 2006 the Company entered into an employment agreement with its Chief Executive Officer (“CEO”) and founder. The agreement will be valid commencing upon the date the Company raise aggregate funds in excess of $1 Million (the “Effective Date”). Commencing upon the date Company raise aggregate funds in excess of $2 Million, The CEO shall be eligible for an annual cash bonus of up to three monthly salary based on achieving objectives to be established by the Company’s Board of Directors. The CEO employment with the Company is for no specified period. The CEO is free to resign at any time, after giving the Company a prior written notice of 90 days, for any reason or for no reason. The Company is free to conclude its employment relationship with the CEO at any time after giving him a twelve months prior notice, other than termination for Cause, which shall become effective immediately without a need for any prior notice.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES (continued)

c.
The monthly payment is NIS 45,000. In the event that the CEO holds less than 30% of the issued and outstanding capital stock of the Company on a fully diluted basis and as-converted basis, the Company will recommend to the Board of Directors of the Company to grant the CEO in each January subsequent to the such event options to purchase such number of ordinary shares of the Company equal to 10% of the shares available at such time for allocation pursuant to the Company’s Stock Option Plan.

d.
On April 19, 2007 the Company entered into a Teaming Agreement with a leading U.S. supplier (the “Third Party”) of system integration and transportation security to the U.S. Government. Pursuant the agreement, the Third Party will have two years exclusivity for every award of contract to the Company. The Third Party will be in charge of marketing efforts, signing contracts with potential clients and all interfaces with clients. According to the agreement the Company was obligated to pay the Third Party $20,000 to support the Company’s pilot project with the U.S. Government. As of January 2008, the pilot project with the U.S. Government was canceled, see note l1b.

e.
On July 15, 2007 the Company entered into an Agreement with a Sales Agent. According to the agreement, in the event that the Company shall complete a sale, during the period of the agreement, to a party introduced by the Sales Agents, the Company will pay the Sales Agent a cash fee equal to 5% of the gross proceeds from the sale. In addition, any sale amount made through the sales agent, exceeding $200,000 per one station, will grant the sales agent additional fees equal to the excess amount over the $200,000.

f.
On December 26, 2006 the Company signed a Letter Of Intent (“LOI”) with a Sales Agent. According to the LOI, in the event that the Company shall complete a sale, during the period of the agreement, to a party introduced by the Sales Agents, the Company will pay the Sales Agent: 1. any sale amount exceeding $200,000 per one station, will grant the sales agent fees equal to the excess amount over the $200,000. 2. Any additional services that will be sold to support any such sale for the first 3 years will grant the Sales Agent 15% commission.

g.
During the years 2006 and 2007 the Company entered into several agreements with different fund raising agents, awarding the fund raising agents cash fees calculated as percentages from gross proceeds received in future sale security transactions initiated by the agents. Some of the agreements award the agents options to acquire certain percentages from the Company’s common stock at a discount.

h.
On October 11, 2007 the Company signed a letter of intent (“LOI”) with a publicly traded company. Pursuant to the LOI, the publicly traded company conducted a due diligence review of the Company and its technology. Accordingly, the parties agreed as follows:

1. The publicly traded company shall have full opportunity to make investigation during the due diligence as it desires to make. 2. Upon execution of the LOI, and on November 11th and December 11th 2007, the publicly traded company shall pay the Company the sum of US $20,000. 3. Exclusivity and No shop clauses. 4. The parties agreed to negotiate in good faith the terms and conditions of the definitive agreements with respect to a potential transaction. (the “Transaction”).

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES (continued)

h.	In January 2008, the Company signed on another LOI with the publicly traded company as follows:

1. The publicly traded company has agrees to advance the Company $30,000 each month, commencing January 2008 and continuing until the consummation or the termination of the Transaction. The sums previously submitted and each $30,000 to be remitted shall reduce the $1,440,000 which the publicly traded company is raising. 2. The LOI may be terminated (a) by mutual written consent of the parties hereto, (b) by either party on December 31, 2008 if a Definitive Agreement is not executed and delivered by the parties prior to such time, (ii) if the Transaction is enjoined by a court or any governmental body, (c) by the publicly traded company, if in its sole and absolute discretion, is not satisfied with the results of negotiations for the Transaction prior to the execution and delivery of the Definitive Agreement In the case the transaction fails, the Company will not return any amounts received from the publicly traded company.

i.	Operating leases:

The Company rents its offices and cars under non-cancelable leases operating agreements. Aggregate minimum rental commitments, as of December 31, 2007, are as follows:

Year ended December 31,
2008	$19,375
2009	1,875
$21,250

Rent expenses for the years ended December 31, 2007 and 2006 and for the period April 19, 2004 (inception date) through December 31, 2007 were $20,707, $5,315 and $26,022, respectively.

NOTE 7:-	SHAREHOLDERS’ EQUITY

a.	Rights of stock capital:

Shares of Common stock confer upon the holders the right to vote in general meetings of the Company, and the right to receive dividends, if declared.

b.	Convertible preferred shares

In June 2006, the Company issued 115,801 Convertible Preferred A share, in consideration for $155,018 ($170,000, net of $14,982 issuance costs). The issuance was the first step of a Stock Sale Agreement of 170,295 Convertible Preferred A share issuance for a consideration of $250,000 (not including issuance costs). In March 2007 the Company completed the transaction. The Stock Purchase Agreement included, for no additional consideration, warrants to purchase 85,147 additional Convertible Preferred A shares of the Company. The warrants expired in 2007.

Conversion of Preferred A Shares - The Series A Preferred Shares will be convertible at any time at the election of its holders on a one-to-one basis or at any other conversion ratio then applicable, into Ordinary Shares of the Company, par value NIS 0.01 each.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 7:-	SHAREHOLDERS’ EQUITY (continued)

b.	Convertible preferred shares (continued)

Furthermore, Each Preferred A Share will be automatically converted into Ordinary Shares of the Company upon the occurrence of a triggering event as defined herewith: (1) an Initial Public Offering (“IPO”); or (2) a merger or consolidation between the Company and another corporation effected on terms such that immediately following the completion of that transaction the shares of the Company held by the shareholders of the Company will be publicly traded on a public market, if the Company is the corporation surviving in such transaction, or if the Company is not the corporation surviving in such transaction.

Anti dilution protections - The one-to-one conversion ratio shall be reduced, in the event of any recapitalization, financing or issuance of securities event. Furthermore, in the event that the Company issues new equity at any time during the period of 36 months commencing February 2007, at a price per share lower than the $1.47, the Investor shall be entitled to narrow band weighted average anti-dilution protection.

Pre-emptive rights - Prior to an IPO, each of the Preferred A share and Ordinary Share holders shall have the right to maintain its percentage ownership in the Company (of the outstanding shares and calculated on an as converted and fully diluted basis) by purchasing a pro-rata portion of any further issuance of securities by the Company at the offering price.

Right of First Refusal - Prior to an IPO event, the Preferred A share holders shall have a right of first refusal to purchase any shares of the Company offered for sale by any shareholder to any person or entity.

No Sale - Prior to the earlier of (i) the elapse of a period of 2 years commencing February 2007; or (ii) the occurrence of a triggering event, each of the Ordinary share holders shall not sell, transfer, assign, pledge or otherwise dispose of any of its shares in the Company. Notwithstanding the foregoing, during the second year following February 2007, each of the Ordinary share holders shall be entitled to sell up to 20% of their holdings, calculated on a fully diluted basis.

Co-Sale - Until the closing of a triggering event, the Preferred A share holders have co-sale rights with respect to any proposed sale or other transfer of Ordinary Shares held by the Preferred A share holder and/or by any other shareholder of the Company holding more than 10% of the Company’s securities.

Liquidation Preference - The Series A Preferred Shares are senior to all other equity securities of the Company in the event of a liquidation, dissolution, winding-up or bankruptcy of the Company.

Distribution Rights - Until the closing of an IPO, no distribution of dividends, bonus shares and any other similar distributions may be carried out unless either: (i) the consent of the Preferred A share holder had been obtained; or (ii) the amount of Distribution is to be allocated in the same manner as the amounts are allocated in the event of liquidation.

c.	Stock based payments:

On January 1, 2008 the Company’s Board of Directors approved the allotment of shares, according to several written and verbal agreements entered to by the Company, with R&D advisors and legal consultants. Pursuant to such agreements, the Company pledged to issue Common stock of NIS0.01 par value each to the consultants in consideration for their services. The pledge to issue such Common stock is subject to the Company’s completion of a triggering event as defined above.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 7:-	SHAREHOLDERS’ EQUITY (continued)

c.	Stock based payments: (continued)

The Company’s management estimated at date of inception of the Company that the Company will be subject to a triggering event in approximately five years period.

At the occurrence of a triggering event, the consultants will be entitled to receive Common stock as follows:

Date of agreement	Type of service	No. of Common stock pledged
April 19, 2004	R&D consultants	187,000
April 19, 2004	legal consultants	30,000
August 1,2005	R&D consultant	10,000
May 12, 2004	R&D consultant	15,000

Stock-based compensation expenses in respect of such stock amounted to $36,486, $42,114 and $193,729 in the years ended December 31, 2007 and 2006 and for the period from April 19, 2004 (inception date) through December 31,2007, respectively.

NOTE 8:-	INCOME TAXES

a.	Losses for tax purposes:

Carry-forward tax losses total approximated $283,000 as of December 31, 2007, which may be carried forward and offset against taxable income in the future for an indefinite period

b.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax purposes.

As of December 31, 2007, the Company has provided full valuation allowances in respect of deferred tax assets. Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carry-forward and other temporary differences will not be realized in the foreseeable future.

c.	Tax laws applicable to the Subsidiary:

Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

Results for tax purposes of the Company are measured and reflected in real terms in accordance with the change in the Israeli Consumer Price Index (“CPI”). As explained in Note 2(b), the financial statements are presented in dollars. The differences between the change in the Israeli CPI and in the NIS/ dollar exchange rate cause a difference between taxable income or loss and the income or loss before taxes reflected in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Company has not provided deferred income taxes on this difference between the reporting currency amount and the tax basis of assets and liabilities.

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 9:-	RESEARCH AND DEVELOPMENT, NET

	Year ended December 31,		Period from April 19, 2004 (date of inception) to December 31,
	2007	2006	2007

Research and development expenses	$129,018	$242,560	$539,130
Less – U.S. Government grants and participation	-	(148,407)	(205,903)
Less – Israeli Government grants and participation	(8,769)	(62,680)	(107,864)
	$120,249	$31,474	$225,363

As for the Company’s Government grants and participation – see note 6a and b.

NOTE 10:-	SELLING GENERAL AND ADMINISTRATIVE, NET

	Year ended December 31,		Period from April 19, 2004 (date of inception) to December 31,
	2007	2006	2007

Selling expenses	$220,259	$86,153	$306,412
Less – U.S. Government grants and participation	(175,130)	(83,057)	(258,187)
Selling expenses, net	45,129	3,096	48,225
General and administrative, net	91,598	65,918	206,765
	$136,727	$69,014	$254,990

As for the Company’s Government grants and participation – see note 6b.

NOTE 11:-	SUBSEQUENT EVENTS

a.
On January 1, 2008 the Company held a Board Meeting regarding allotment of shares. The Board of Directors of the Company approved the allotment of stock according to several agreements entered to by the Company with advisors as discussed in note 7c, The Board of Directors approved in addition the allotment of additional stock to directors and employees. Pursuant to such agreements, the Company pledged to issue Common stock of NIS 0.01 par value each to the directors, employees and consultants in consideration for their former employment/services. The pledge to issue such Common stock is dependent upon the Company’s completion of an Initial Public Offering (“IPO”).

At the occurrence of an IPO, the consultants and directors will be entitled to receive Common stock as follows:

Recipient of stock	No. of Common stock pledged
Consultants	11,663
Employees and directors	113,636

SUSPECT DETECTION SYSTEMS, LTD
(A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 11:-	SUBSEQUENT EVENTS (Continued)

b.
On January 17, 2008 the U.S. Department of Homeland Security announced the Company of the expiration of the Cooperative Agreement between the two parties (as described in note 6b.) as of that date. According to the U.S. Department of Homeland Security’s letter, the Company has met all of its obligations.

PCMT CORP.
Pro forma Consolidated Financial Information
December 31 2007, and September 30 2008
(Expressed in US Dollars)
Unaudited - Prepared by Management

INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL INFORMATION

The following pro-forma consolidated balance sheets, pro-forma consolidated statements of operations and explanatory notes give effect to the acquisition of SDS Ltd by PCMT Corp.

The pro-forma consolidated balance sheets, pro-forma consolidated statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The pro-forma consolidated balance sheets and the pro-forma consolidated statements of operations have been prepared utilizing the historical financial statements of SDS Ltd and PCMT Corp. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The transactions giving rise to the consolidated entity are a purchase by PCMT Corp. of all the shares of SDS Ltd. in consideration for 29,089,922 shares of PCMT Corp.

The pro-forma consolidated balance sheets and statements of operations have been prepared as if the acquisition had been consummated on January 1, 2007 and accounted for under the accounting rules for Purchase Accounting.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations. The pro-forma consolidated financial information is presented for illustrative purposes only.

PCMT Corp and Consolidated Subsidiary SDS Ltd

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Unaudited - Prepared by Management

Page

Pro Forma Consolidated Balance Sheets as of December 31 2007, and September 30 2008	1

Pro Forma Consolidated Statement of Operations for the Year Ended December 31 2007, and for the Nine Months Ended September 30 2008	2

Notes to the Pro Forma Consolidated Financial Information	3

PCMT Corp.
Pro Forma Condensed
Consolidated Balance Sheets
As of December 31, 2007
(Unaudited)

			Pro Forma
	PCMT Corp.	SDS Ltd.	Adjustments		Pro Forma

ASSETS:

Current Assets:
Cash and cash equivalents	$6,245	$90,191	$500	(1)	$96,936
Restricted cash	358,289	-	-		358,289
Accounts receivable and prepaid expenses	-	1,656	-		1,656
Property and equipment, net	-	9,238	-		9,238
Other Assets:			-		-
Deferred acquisition costs	75,500	-	(60,000)	(2)
			40,000	(3)
			(55,500)	(4)	-
Severence pay fund	-	22,756	-		22,756
Security deposit	500	-	(500)	(1)	-
Prepaid expenses	-	5,602	-		5,602
Goodwill	-	-	4,197,345	(4)	4,197,345

TOTAL ASSETS	$440,534	$129,443	$4,121,845		$4,691,822

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:

Accounts payable - Trade	$7,400	$8,725	$-		$16,125
Accrued liabilities	8,525	75,103	-		83,628
Accrued officer's salary	5,000	-	(5,000)	(5)	-
Accrued office rent - Related party	4,452	-	(4,452)	(5)	-
Accrued acquisition costs	-	-	40,000	(3)	40,000
Short-term loan	-	60,000	(60,000)	(2)	-
Related party payables	-	731	-		731
Due to Director and stockholder	200	-	(200)	(5)	-
Accrued severence pay	-	26,603	-		26,603

Total Liabilities	25,577	171,162			167,087

STOCKHOLDERS' EQUITY:

Preferred Stock	-	393	(393)	(4)	-
Common Stock	6,150	2,205	(2,205)	(4)
			2,909	(4)	9,059
Additional paid-in capital	119,801	428,219	(428,219)	(4)
			4,360,579	(4)	4,480,380
Common stock subscribed - 2,261,666 shares	393,250	(2,205)	2,205	(4)	393,250
Less - Stock subscription receivable	(15,000)	-	-		(15,000)
(Deficit) accumulated during the development stage, 1/1/07	(7,207)	(206,969)	206,969	(4)	(7,207)
Net (loss) - 2007	(82,037)	(263,362)	9,652	(5)	(335,747)

Total Stockholders' Equity	414,957	(41,719)			4,524,735

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$440,534	$129,443	$4,121,845		$4,691,822

1

PCMT Corp.
Pro Forma Condensed
Consolidated Statements of Operations
For the Year Ended December 31, 2007
(Unaudited)

			Pro Forma
	PCMT Corp.	SDS Ltd.	Adjustments		Pro Forma

REVENUES	$-	$-	$-		$-

EXPENSES:
Research and development, net	-	120,249	-		120,249
Selling, general and administrative, net	82,475	136,727	(9,652)	(5)	209,550

Total operating expenses	82,475	256,976			329,799

(LOSS) FROM OPERATIONS	(82,475)	(256,976)			(329,799)

OTHER INCOME (EXPENSE):
Other income	438	5,072			5,510
Other (expense)	-	(11,458)			(11,458)

Total other income (expense)	438	(6,386)			(5,948)

PROVISION FOR INCOME TAXES	-	-	-		-

NET (LOSS)	$(82,037)	$(263,362)	$-		$(335,747)

BASIC AND DILUTED (LOSS) PER SHARE	$(0.00)	$(0.23)			$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING	48,195,890	1,161,213	29,089,922	(4)	77,285,812

2

PCMT Corp.
Notes to Pro Forma Condensed
Financial Statements
(Unaudited)

Note (A)  The pro forma adjustments to the condensed balance sheet and statements of operations as of December
31, 2007, and for the year then ended are as follows:

(1)  Reflects elimination of the security deposit
(2)  Reflects elimination of intercompany amounts advanced from PCMT to SDS.
(3)  Reflects the accrual for estimated acquisition costs.
(4)  Reflects the recording of the (a) issuance of the 29,089,922 shares of common stock issued to the shareholders of SDS Ltd., (b) elimination of the net equity balances of SDS Ltd., and (c) allocation and recording of the resulting Goodwill including the accrued and paid acquisition costs.
(5)  Reflects the elimination of certain accrued expenses.

3

PCMT Corp.
Pro Forma Condensed
Consolidated Balance Sheets
As of September 30, 2008
(Unaudited)

			Pro Forma
	PCMT Corp.	SDS Ltd.	Adjustments		Pro Forma

ASSETS:

Current Assets:
Cash and cash equivalents	$690,133	$305,044	$500	(1)	$995,677
Restricted cash	-	-	-		-
Due to Related Party - SDS	28,000	-	(28,000)	(4)	-
Accounts receivable and prepaid expenses	-	15,085	7,500	(4)	22,585
Inventory	-	45,572	-		45,572
Property and equipment, net	-	16,690	-		16,690
Other Assets:			-		-
Deferred acquisition costs	655,000	-	(620,000)	(2)
			(35,000)	(4)	-
Severence pay fund	-	36,877	-		36,877
Security deposit	500	-	(500)	(1)	-
Prepaid expenses	55,583	26,206	-		81,789
Goodwill	-	-	4,197,345	(4)	4,197,345

TOTAL ASSETS	$1,429,216	$445,474	$3,521,845		$5,396,535

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:

Accounts payable - Trade	$908	$288,604	$-		$289,512
Accrued liabilities	4,000	117,841	-		121,841
Accrued officer's salary	3,000	-	(3,000)	(5)	-
Accrued office rent - Related party	7,152	-	(7,152)	(5)	-
Accrued acquisition costs	-	-	-		-
Short-term loan	-	620,000	(620,000)	(2)	-
Related party payables	-	2,277	-		2,277
Due to Director and stockholder	200	-	(200)	(5)	-
Accrued severence pay	-	39,545	-		39,545

Total Liabilities	15,260	1,068,267			453,175

STOCKHOLDERS' EQUITY:

Preferred Stock	-	393	(393)	(4)	-
Common Stock	7,169	2,205	(2,205)	(4)
			2,909	(4)	10,078
Additional paid-in capital	1,647,402	560,844	(428,219)	(4)
			4,360,579	(4)	6,140,606
Common stock subscribed - 2,261,666 shares	-	(2,205)	2,205	(4)	-
Less - Stock subscription receivable	-	-	-		-
(Deficit) accumulated during the development stage, 1/1/07	(7,207)	(206,969)	206,969	(4)	(7,207)
Net (loss) - 2007	(82,037)	(263,362)	9,652	(5)	(335,747)
Net (loss) - 2008	(151,371)	(713,699)	700	(5)	(864,370)

Total Stockholders' Equity	1,413,956	(622,793)			4,943,360

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,429,216	$445,474	$3,521,845		$5,396,535

1

PCMT Corp.
Pro Forma Condensed
Consolidated Statements of Operations
For the Nine Months Ended September 30, 2008
(Unaudited)

			Pro Forma
	PCMT Corp.	SDS Ltd.	Adjustments		Pro Forma

REVENUES	$-	$130,000	$-		$130,000

COST OF REVENUES	-	43,614	-		43,614

GROSS PROFIT	-	86,386			86,386

EXPENSES:
Research and development, net	-	236,502	-		236,502
Selling, general and administrative, net	157,767	554,690	(700)	(5)	711,757

Total operating expenses	157,767	791,192			948,259

(LOSS) FROM OPERATIONS	(157,767)	(704,806)			(861,873)

OTHER INCOME (EXPENSE):
Other income	6,396	-			6,396
Other (expense)	-	(8,893)			(8,893)

Total other income (expense)	6,396	(8,893)			(2,497)

PROVISION FOR INCOME TAXES	-	-	-		-

NET (LOSS)	$(151,371)	$(713,699)	$-		$(864,370)

BASIC AND DILUTED (LOSS) PER SHARE	$(0.00)	$(0.71)			$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING	67,593,909	1,000,000	29,089,922	(4)	96,683,831

2

PCMT Corp.
Notes to Pro Forma Condensed
Financial Statements
(Unaudited)

Note (A)  The pro forma adjustments to the condensed balance sheet and statements of operations as of September
31, 2008, and for the nine months then ended are as follows:

(1)  Reflects elimination of the security deposit
(2)  Reflects elimination of intercompany amounts advanced from PCMT to SDS.
(3)  Reflects the accrual for estimated acquisition costs.
(4)  Reflects the recording of the (a) issuance of the 29,089,922 shares of common stock issued to the shareholders of SDS Ltd., (b) elimination of the net equity balances of SDS Ltd., and (c) allocation and recording of the resulting Goodwill including the accrued and paid acquisition costs.
(5)  Reflects the elimination of certain accrued expenses.

3

PCMT Corp.
Goodwill Calculation

	December 31,	September 30,
	2007	2008

Deferred acquisition costs	$15,500	$15,500
Accrued acquisition costs	40,000	40,000
Equity issued	4,363,488	4,363,488
Total acquisition cost	4,418,988	4,418,988
Less - Net Equity of SDS:
Common stock	2,205	2,205
Equity subscribed	(2,205)	(2,205)
Preferred Stock	393	393
Additional PIC	428,219	428,219
Retained earnings, 1/1/07	(206,969)	(206,969)
	221,643	221,643
Allocated to Goodwill	4,197,345	4,197,345

PCMT Corp
Pro forma Consolidated Financial Information
December 31 2007, and September 30 2008
Unaudited - Prepared by Management

EXPLANATORY NOTES

Pro-forma adjustments

1.	The elimination of the security deposit.
2.	The elimination of intercompany amounts advanced from PCMT to SDS.
3.	The accrual for estimated acquisition costs.
4.
The recording of a) the issuance of the 29,089,922 common shares issued to the shareholders  of  SDS Ltd., b) elimination of the net equity balances of SDS Ltd., c) allocation and recording of the resulting Goodwill including the accrued and paid acquisition costs.

5.	The elimination of certain accrued expenses.

Assumptions

The number of shares used on the pro-forma net loss per share is based on the weighted average number of shares of PCMT Corp. that would have been outstanding in the year had the acquisition transactions occurred on January 1, 2007.